Exhibit 99.1

PRESS RELEASE

For Immediate Release:  July 15, 2003

Contact:

Valerie Newsom

Phone: 432.684.0301

vnewsom@cap-rock.net

Cap Rock Energy Corporation Announces 2003 Annual Meeting Date

MIDLAND, TX. — Cap Rock Energy Corporation (AMEX: RKE) has scheduled its annual meeting of shareholders for September 16, 2003, and its record date for voting at the annual meeting as August 1, 2003.  The Company anticipates mailing proxy materials to its shareholders on or about August 18, 2003.

Cap Rock Energy provides electrical distribution services to customers in 28 counties in the state of Texas.